                                                                      EXHIBIT 99



                       FORM OF INDEMNIFICATION AGREEMENT




          THIS INDEMNIFICATION AGREEMENT is made and entered into as of this ___ day of _________, 2001 (this "Agreement"), by and between Peerless Systems
                              ---------
Corporation, a Delaware corporation (the "Corporation"), and __________________
                                          -----------
("Indemnitee").
  ----------

          WHEREAS, highly competent persons are becoming more reluctant to serve corporations as directors or officers or in other capacities unless they are provided with indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such corporations;

          WHEREAS, the Board of Directors of the Corporation (the "Board") has
                                                                   -----
determined that it is in the best interests of the Corporation and its stockholders to attract qualified people to act as officers and directors of the Corporation and in connection therewith, it is reasonable, prudent and necessary for the Corporation to contractually obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Corporation free from undue concern that they will not be so indemnified; and

          WHEREAS, Indemnitee is willing to serve, continue to serve and/or to undertake additional service for or on behalf of the Corporation on the condition that Indemnitee be so indemnified;

          NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

          1. Services by Indemnitee. Indemnitee agrees to serve or continue to serve as a director and/or officer of the Corporation for so long as Indemnitee is duly elected or appointed and qualified or until such time as Indemnitee (subject to any contractual obligation or any obligation imposed by operation of law) tenders his resignation in writing or is removed as a director and/or officer. This Agreement shall not impose any obligation on the Indemnitee or the Corporation to continue the Indemnitee's position with the Corporation beyond any period otherwise applicable.

          2. General. The Corporation shall indemnify and hold harmless, and shall advance Expenses (as hereinafter defined) to, Indemnitee as provided in this Agreement and to the fullest extent permitted by law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.

          3. Proceedings Other Than Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, wholly or partly by reason of his Corporate Status (as hereinafter defined), Indemnitee is, or is threatened to be made, a party to or otherwise becomes involved (as a witness or otherwise) in any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 3, Indemnitee shall be indemnified and held harmless against all Expenses, liabilities and losses (including without limitation, judgments, fines, ERISA excise taxes and penalties, amounts paid and to be paid in settlement, interest, assessments or other charges imposed thereon, and any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 3) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and its stockholders, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

          4. Proceedings by or in the Right of the Corporation. Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of Indemnitee's Corporate Status, Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified and held harmless against Expenses, liabilities and losses (as well as against any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 4) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee believed to be in or not opposed to the best interests of the Corporation and its stockholders. Notwithstanding the foregoing, no indemnification against such Expenses, liabilities and losses shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation if such indemnification is not permitted by Delaware or other applicable law; provided, however, that indemnification against Expenses, liabilities and losses shall nevertheless be made by the Corporation in such event to the extent that the Court of Chancery of the State of Delaware or the court in which such proceeding shall have been brought or is pending, shall determine.

          5. Indemnification for Expenses, Liabilities and Losses of a Party who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee's Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified and held harmless against all Expenses, liabilities and losses (as well as against any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 5) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify and hold harmless Indemnitee against all Expenses, liabilities and losses (as well as against any federal, state, local and foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Section 5) actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal or withdrawal with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

          6. Advance of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any



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Proceeding within twenty (20) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

            7.    Procedure for Determination of Entitlement to Indemnification.

                 (a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

                 (b) Upon written request by Indemnitee for indemnification pursuant to Section 7(a) hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case the determination shall be made in the manner provided below in clause (ii) or (iii) of this Section 7(b)); (ii) if a Change of Control shall not have occurred, (A) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined), even though less than a quorum, (B) if no Disinterested Directors exist, or even if Disinterested Directors exist, if a majority of such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (C) by the stockholders of the Corporation; or (iii) as provided in Section 8(b) of this Agreement; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating shall be borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold harmless Indemnitee therefrom.

                  (c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement, the Independent Counsel shall be selected as provided in this Section 7(c). If a Change of Control shall not have occurred, the Independent Counsel shall be selected by a majority of the Disinterested Directors, and the Corporation shall give written notice to Indemnitee



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advising Indemnitee of the identity of the Independent Counsel so selected. If a
Change of Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven (7) days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirement of "Independent Counsel" as defined in Section 14 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the Independent Counsel so selected may not serve as Independent Counsel unless and until a court has determined that such objection is without merit. If, within twenty
(20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 7(a) of this Agreement, no Independent Counsel shall have been selected or, if selected, shall have been objected to, in accordance with this Section 7(c), either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection that shall have been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as Independent Counsel under Section 7(b) of this Agreement. The Corporation shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 7(b) of this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 7(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 9(a) of this Agreement, the Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

            8.    Presumptions and Effect of Certain Proceedings.

                  (a) If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 7(a) of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

                  (b) If the person, persons or entity empowered or selected under Section 7 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made such determination within sixty (60) days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made, and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not



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materially misleading, in connection with the request for indemnification, or
(ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 8(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 7(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Corporation of the request for such determination the Board has resolved to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to
Section 7(b) of this Agreement.

                  (c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee's conduct was unlawful.

            9.    Remedies of Indemnitee.

                  (a) If (i) a determination is made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 7(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within ninety (90) days after receipt by the Corporation of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within ten (10) days after receipt by the Corporation of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to
Section 7 or 8 of this Agreement, Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at Indemnitee's option, may seek an award in arbitration to be conducted by a single arbitrator, pursuant to the rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 9(a).




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The Corporation shall not oppose Indemnitee's right to any such adjudication or award in arbitration.

                  (b) In the event that a determination shall have been made pursuant to Section 7 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 9 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 9, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

                  (c) If a determination shall have been made or deemed to have been made pursuant to Section 7 or 8 of this Agreement that Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 9, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification or
(ii) a prohibition of such indemnification under applicable law.

                  (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 9 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

                  (e) If Indemnitee, pursuant to this Section 9, seeks a judicial adjudication of or an award in arbitration to enforce Indemnitee's rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 14 of this Agreement) actually and reasonably incurred by Indemnitee in such judicial adjudication or arbitration, but only if Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

          10. Security. To the extent requested by the Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to the Indemnitee for the Corporation's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.

          11.     Non-Exclusivity; Duration of Agreement; Insurance;
Subrogation.

                  (a) The rights to be indemnified and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive



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of any other rights to which Indemnitee may at any time be entitled under applicable law, the Corporation's Certificate of Incorporation or Bylaws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. This Agreement shall continue until, and terminate upon, the latter of: (a) ten (10) years after the date that Indemnitee shall have ceased to serve as a director and officer of the Corporation or fiduciary of any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that Indemnitee served at the request of the Corporation; or (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Section 9 of this Agreement relating thereto. This Agreement shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's heirs, executors and administrators.

                  (b) If the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or fiduciaries of any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with the terms thereof to the maximum extent of the coverage available for any such director or officer under such policy or policies.

                  (c) If any payment is made under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

                  (d) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

          12. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

          13. Exception to Right of Indemnification or Advancement of Expenses. Notwithstanding any other provision of this Agreement, Indemnitee shall not be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any claim, issue or matter therein, brought or made by





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Indemnitee against the Corporation, except as may be provided in Section 9(e) of this Agreement.

            14.   Definitions.  For purposes of this Agreement:

                  (a) "Change in Control" means a change in control of the
                       -----------------
Corporation of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), whether or not the Corporation is then subject
                          ---
to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

                  (b) "Corporate Status" describes the status of a person who is
                       ----------------
or was or has agreed to become a director of the Corporation, or is or was an officer, employee, agent or fiduciary of the Corporation or of any other domestic or foreign corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise that such person is or was serving at the request of the Corporation.

                  (c) "Disinterested Director" means a director of the
                       ----------------------
Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

                  (d) "Expenses" shall include all reasonable attorneys' fees
                       --------
and expenses, retainers, court costs, transcript costs, fees and expenses of experts and witnesses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, being a witness in or investigating a Proceeding.

                  (e) "Independent Counsel" means a law firm, or a member of a
                       -------------------
law firm, that is experienced in matters of corporation law and neither at the time of designation is, nor in the five years immediately preceding such designation was, retained to represent: (i) the Corporation or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not




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include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement arising on or after the date of this Agreement, regardless of when the Indemnitee's act or failure to act occurred.

                  (f) "Proceeding" includes any action, suit, arbitration,
                       ----------
alternate dispute resolution mechanism, investigation, administrative hearing and any other proceeding (including any appeals from any of the foregoing) whether civil, criminal, administrative or investigative, except one initiated by Indemnitee pursuant to Section 9 of this Agreement to enforce Indemnitee's rights under this Agreement.

          15. Headings. The headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

          16. Modification and Waiver. This Agreement may be amended from time to time to reflect changes in Delaware law or for other reasons. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          17. Notice by Indemnitee. Indemnitee agrees promptly to notify the Corporation in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses covered hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from indemnification hereunder.

          18. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, at the time of delivery, or (ii) if mailed by certified mail (return receipt requested) with postage prepaid, on the third business day after the date on which it is so mailed, and addressed, in the case of the Corporation, to the Corporation's principal business address and in the case of the Indemnitee, to the Indemnitee's last known business or residence address, or to such other address as may have been furnished by like notice to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

          19. Governing Law. The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.







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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above set forth.



                         PEERLESS SYSTEMS CORPORATION,
                         a Delaware Corporation



                         By:
                            ------------------------------------
                            Name: Howard J. Nellor
                            An Authorized Officer


                         INDEMNITEE:


                         By:
                            ------------------------------------
                            Name:






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